EXHIBIT 10.5
TRANSITION AGREEMENT
This Transition Agreement (the “Agreement”), effective as of October 17, 2019, is entered into by and between Joseph P. Slattery (“Employee”) on the one hand, and TransEnterix, Inc. (the “Company”) on the other hand.
RECITALS
WHEREAS, Employee is employed by the Company as Executive Vice President and Chief Financial Officer, and is party with the Company to that certain Employment Agreement, dated March 6, 2018 (the “Employment Agreement”) attached hereto as Exhibit A;
WHEREAS, the Employee has decided that he wants to retire from his roles as the principal financial officer of a public company, and the parties have agreed to a transition period based on the Company’s needs until December 31, 2019, and then to secure additional transition assistance from the Employee as a consultant until July 31, 2020;
WHEREAS, the parties have reached agreement on the terms governing the Employee’s transition and desire to memorialize the terms and conditions by entering into this Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the Company and Employee agree as follows:
1.Employment Status. Employee shall retire as the Executive Vice President and Chief Financial Officer of the Company, on December 31, 2019. Until December 31, 2019, Employee shall continue in the roles of Executive Vice President and Chief Financial Officer of the Company, and continue to perform all duties applicable to such roles. The following terms will apply prior to December 31, 2019:

(a)Employee’s retirement shall be under Section 7(b) of the Employment Agreement, and Employee acknowledges that he will not be eligible to receive any post-employment benefits under the Employment Agreement once he retires, and the Employment Agreement shall terminate as of December 31, 2019, without any other action on the part of the Employee and the Company;

(b)Employee’s salary and benefits shall continue at the current level through December 31, 2019;
(c)as of January 1, 2020, Employee shall be eligible for all post-employment benefits afforded to all similarly situated employees of the Company, including, without limitation, the right to elect COBRA benefits;

(d)Employee will continue to be eligible for disability benefits offered by the Company to full-time, exempt employees through December 31, 2019;

(e)in the event of the death of the Employee prior to December 31, 2019, the Employee’s estate shall be entitled to receive (i) his base salary through December 31, 2019, and (ii) any reimbursement amounts for all reasonable expenses incurred by him in connection with the conduct of business of the Company, provided he properly accounts therefor in accordance with the Company’s policies; and
(f)the provisions of the TransEnterix, Inc. 2019 Amended and Restated Incentive Compensation Plan (the “Plan”) will apply with respect to all outstanding awards under the Plan in the event of death or disability of the Employee.

2.Consulting Agreement. The Employee and the Company have entered into a Consulting Agreement, as set forth as Exhibit B to this Agreement, under which Employee shall provide designated consulting services to the Company and its subsidiaries effective as of January 1, 2020.

3.Consideration. Employee acknowledges and agrees that the continuation of his Employment Agreement until December 31, 2019, and entry into the Consulting Agreement constitute good and valuable consideration to which Employee would not otherwise be entitled.

4.General Release of Claims and Covenant Not to Sue. Employee agrees, that as a condition to the Company’s obligation under the Consulting Agreement, Employee shall execute and deliver a General Release of Claims and Covenant Not to Sue (the “Release”), as set forth as Exhibit C attached hereto, so that the Release is effective as of December 31, 2019, to provide a release of Claims (as defined in the Release).

5.No Future Payments Except Those Described Herein. Except as set forth in this Agreement and the Consulting Agreement, it is expressly agreed and understood by the parties that the Company does not have, and will not have, any obligation to provide Employee at any time in the future with any bonus or other payments, benefits, or consideration other than those set forth in Sections 1 and 2.

6.Return of Corporate Property. By December 31, 2019, Employee shall return to the Company any and all corporate property and copies thereof in his possession or under his custody or control, including without limitation: corporate credit cards, keys and access cards, calling cards, cellular or mobile telephone, parking permit, laptop, computer equipment and software.

7.Cooperation. Employee agrees to fully cooperate with the Company and Company counsel to provide information and/or testimony regarding any current or future litigation or investigations from actions or events occurring during his employment with the Company. Except as prohibited by law, the Company shall reimburse Employee for pre-approved reasonable out-of-pocket expenses for providing such assistance and shall pay a reasonable reimbursement for his time spent pursuant to this Section 7. This Section 7 does not cover payment for separate counsel for Employee unless expressly pre-approved by the Company.
8.Waiver. If a party, by its actions or omissions, waives or is adjudged to have waived any breach of this Agreement, any such waiver shall not operate as a waiver of any other subsequent breach of this Agreement.

9.Successor and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto, and the Releasees under the Release once executed, and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns.

10.Severability. If any provision of this Agreement is or shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected thereby and shall remain in full force and effect.

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11.Integration and Modification. This Agreement, the Consulting Agreement, the Release, and the ongoing effectiveness of the Employment Agreement until December 31, 2019, contain all of the promises and understandings of the parties. There are no other agreements or understandings except as set forth herein, and this Agreement may be amended only by a written agreement signed by Employee and the Company.

12.Advice to Consult Legal Representation. Employee is advised to consult with legal counsel of his choosing, at his own expense, regarding the meaning and binding effect of this Agreement and every term hereof prior to executing it.

13.Governing Law. Without regard to principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The Company and the Employee agree that any action relating to this Agreement shall be instituted and prosecuted only in the courts of Durham County, North Carolina or the federal courts of the Middle District of North Carolina, and the Company and the Employee hereby consent to the jurisdiction of such courts and waive any right or defense relating to venue and jurisdiction over the person.
14.Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall have the same force and binding effect as if executed by all parties. Facsimile or pdf signatures shall have the same force and effect as an original signature.

15.Acknowledgement. Employee acknowledges that:
(a)he has read and understood the terms and the meaning of this Agreement and the Consulting Agreement, and that this Agreement and the Consulting Agreement are written in a manner that he understands;
(b)the certain Employment, Confidential Information, Noncompetition and Invention Assignment Agreement, dated September 26, 2013, shall remain in full force and effect; and

(c)other than accrued and unpaid salary, benefits and business expenses as of the date of this Agreement, he is not owed any payments from the Company for services rendered, whether as wages or salary, bonuses, commissions, or other benefits, except as provided for in this Agreement and the Consulting Agreement;

(d)he has had an adequate period of time to consider this Agreement before signing it;
(e)he has been advised to consult with an attorney of his own choosing concerning the legal significance of this Agreement and the Consulting Agreement;

(f)he is not aware of any factual basis for a claim that the Company in any way, has engaged in any improper acts or committed any improper omissions, or have defrauded the United States Government; and

(g)the Company, its agents, representatives and employees have not made any representations to him concerning the terms or effects of this Agreement, other than those contained in the Agreement.

[Signatures on the next page.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.
EMPLOYEE:                        TRANSENTERIX, INC.:

By:     /s/ Joseph P. Slattery                By:     /s/ Todd M. Pope
Name:    Joseph P. Slattery                Name: Todd M. Pope
Date: October 17, 2019                    Title: President and Chief Executive Officer
Date: October 17, 2019

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Exhibits:

Exhibit A
Employment Agreement, dated March 6, 2018, and effective as of March 1, 2018, by and between the Registrant and Joseph P. Slattery (filed as Exhibit 10.6 to our Annual Report on Form 10-K, filed with the SEC on March 8, 2018 and incorporated by reference herein).

Exhibit B	Form of Consulting Agreement – attached

Exhibit C	Form of Release

Certain exhibits to this Transition Agreement and the Consulting Agreement are not included in this filing as they are not material to any understanding of the Agreements. The Company will provide such exhibits supplementally to the SEC upon request.

EXHIBIT B
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of January 1, 2020 (the “Effective Date”), by and between TRANSENTERIX, INC., a Delaware corporation with its principal place of business in Research Triangle Park, North Carolina (“TransEnterix”), and Joseph P. Slattery, an individual (“Consultant”). TransEnterix and Consultant are individually referred to herein as the “Party” and collectively as the “Parties” to this Agreement.

1.
Consulting Relationship. During the term of this Agreement, Consultant shall well and faithfully render and perform such advisory or consulting services as may from time-to-time be requested by TransEnterix, including but not limited to those services described on Exhibit A attached hereto and incorporated herein by reference, relative to the “Area of Interest” as defined in Exhibit A (the “Services”). Consultant represents that Consultant has the qualifications, experience, and ability to perform the Services properly. Consultant shall devote such time and effort as may reasonably be deemed necessary for the performance of the Services and shall perform the Services in a professional manner. Consultant shall adhere to the policies of TransEnterix in performance of the Services.

2.Consultant’s Fee. TransEnterix shall pay Consultant the fee for the performance of the Services as set forth on Exhibit B in accordance with the payment terms set forth on Exhibit B, attached hereto and incorporated herein by reference. The Parties acknowledge and agree that the compensation set forth in this Agreement represents the fair market value of the Services to be performed by Consultant to TransEnterix.

3.Independent Contractor. Consultant’s sole relationship with TransEnterix is that of an independent contractor. Consultant is not and shall not be deemed to be an employee of TransEnterix. Nothing contained in this Agreement is intended to or shall be construed to create between TransEnterix and Consultant a relationship of employer/employee or principal/agent, or a joint venture, partnership, franchise, or other legal relationship. Consultant at no time under any circumstances shall hold itself out to be an employee of TransEnterix, whether by words, actions, or otherwise. Consultant further understands and agrees as follows:

(a)Method of Provision of Services. Consultant shall perform the Services in compliance with the terms and conditions set forth in this Agreement and on Exhibit A.

(b)No Authority to Bind TransEnterix. Neither Consultant, nor any agent of Consultant, has authority to enter into contracts that bind TransEnterix or create obligations on the part of TransEnterix without the prior written authorization of TransEnterix.

(c)No Benefits. TransEnterix acknowledges that Consultant is eligible to elect COBRA continuation coverage as a result of Consultant’s employment by TransEnterix, which employment ended on December 31, 2019. Any such election to receive COBRA continuation coverage shall be at Consultant’s sole expense. Consultant otherwise acknowledges and agrees that Consultant will not be eligible for any TransEnterix employee benefits, including severance, and, to the extent Consultant otherwise would be eligible for any TransEnterix employee benefits but for the express terms of this

Agreement, Consultant hereby expressly waives and declines to participate in such TransEnterix employee benefits.

(d)    Expenses. Consultant shall be responsible for any expenses incurred as a result of Consultant’s performance of the Services and shall not be authorized to incur on behalf of TransEnterix any expenses without the prior consent of TransEnterix, which consent shall be evidenced in writing. As a condition to receipt of reimbursement, Consultant shall be required to submit to TransEnterix an itemized account of authorized expenses, with appropriate receipts, in a manner that is reasonably acceptable to TransEnterix and in accordance with TransEnterix policies. All travel and related expenses will be paid in accordance with TransEnterix’ company policies.
(e)    Withholding; Indemnification. TransEnterix shall report all amounts paid to Consultant pursuant to this Agreement to the U.S. Internal Revenue Service. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, including all federal and local income taxes in the Consultant’s country of domicile, and all pension, employee welfare, worker’s compensation insurance coverage requirements in the Consultant’s country. Consultant agrees to indemnify, defend, and hold TransEnterix harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, income taxes, labor, or employment requirements, including any liability for, or assessment of, withholding taxes imposed on TransEnterix by the relevant taxing authorities with respect to any compensation paid to Consultant, except Consultant shall not be required to indemnify, defend, or hold TransEnterix harmless from any liability resulting from a local, state, or federal government or agency assessing tax or other penalties against TransEnterix based on a finding that TransEnterix improperly classified Consultant as an independent contractor..

4.	Term and Termination.
(a)This Agreement shall be effective as of the Effective Date and shall continue until July 31, 2020, subject to the right of TransEnterix to terminate for Cause (as defined below) immediately at any time, and the right of the Consultant to terminate this Agreement on thirty (30) days prior written notice. The Agreement can be extended by mutual agreement of the Parties. Upon any termination, Consultant shall have no further rights under this Agreement and shall be entitled only to receive the amounts due, if any, pursuant to Section 2 through the effective date of termination.

(b)For purposes of this Section 4, TransEnterix shall have “Cause” to terminate this Agreement upon: a determination by TransEnterix, in good faith, that Consultant: (i) has breached in any material respect any of the terms or conditions of this Agreement or any TransEnterix policy; provided, that TransEnterix shall provide written notice of such alleged breach and, to the extent TransEnterix believes, in its reasonable discretion, that such alleged breach is curable, shall provide Consultant with thirty (30) days to cure such breach, or (ii) has discriminated against any employee, customer, or other person covered by any anti‑discrimination laws, regulations, or policies; or (iii) is engaging or has engaged in conduct involving moral turpitude, willful misconduct, or conduct which is detrimental in any material respect to the standing, reputation or business prospects of TransEnterix or which has had, or likely will have, a material adverse effect on TransEnterix’ business or reputation.

5.Covenant Not to Disclose Confidential Information.

(a)Confidential Information. Consultant agrees that during the term of this Agreement, Transenterix may disclose or make available certain confidential, privileged, and proprietary information relating to TransEnterix’ copyrights, trade secrets, inventions, patents, trademarks, marketing research, computer code and other technical information, software programs, prices, costs, discounts, data, books, records, files, forms, lists, reports, accounts, financial information, venture discussions, memoranda, summaries, instructions, resources, processes, technologies, projects, research, procedures, experiments, contracts, proposals, documentation, and information obtainable from examination of any such items, in oral, written, machine‑readable, or other form, and on tape, microfilm, microfiche, computer, optical, or other format, and other similar matters that are not publicly known or publicly available (collectively, the “Confidential Information”). The term “trade secrets” shall be given its broadest possible interpretation under the law.
(b)Exclusions. Confidential Information does not include information that Consultant can demonstrate by written or other documentary records: (i) was rightfully known to Consultant without restriction on use or disclosure prior to such information being disclosed or made available to the Consultant in connection with this Agreement; (ii) was or becomes generally known by the public other than by the Consultant’s noncompliance with this Agreement; or (iii) was or is received by the Consultant on a non-confidential basis from a third party that was not or is not, at the time of such receipt, under any obligation to maintain its confidentiality.

(c)Non-Disclosure. As a condition to being provided with any disclosure of or access to Confidential Information, Consultant agrees that during the term of this Agreement and thereafter (whether this Agreement has expired or has been terminated):

(i)Consultant shall not, directly or indirectly, use, reveal, or allow to be used or revealed any aspect of the Confidential Information to any person, firm, partnership, trust, corporation, or other association or entity (whether governmental or private) except as expressly authorized by TransEnterix in writing, or as reasonably required in order to perform Consultant’s duties and responsibilities under the terms of this Agreement, or as required by law;

(ii)Consultant shall refrain from any action or conduct which might reasonably be expected to compromise the confidentiality or proprietary nature of the Confidential Information;

(iii)Consultant shall follow the reasonable suggestions made by TransEnterix from time-to-time regarding the confidentiality and proprietary nature of the Confidential Information;

(iv)Consultant shall not use the Confidential Information in any manner outside the scope of this Agreement, in any manner competitive with TransEnterix, in any unlawful manner, or to interfere with or attempt to terminate or otherwise adversely affect any business relationship of TransEnterix;
(v)Consultant has no right and shall not in the future have any right to apply or attempt to apply for or to obtain any patent, copyright, or other form of intellectual property protection with regard to the Confidential Information;

(vi)Consultant shall safeguard the Confidential Information from unauthorized use, access or disclosure using at least the degree of care it uses to protect its own sensitive information and in no event less than a reasonable degree of care; and

(vii)Consultant shall notify the TransEnterix in writing within two (2) business days of any unauthorized disclosure or use of the Consultant’s Confidential Information and cooperate with the

Consultant to protect the confidentiality and ownership of all Confidential Information, privacy rights and other rights therein.

6.Proprietary Information. Consultant will make full and prompt disclosure to TransEnterix of all inventions, improvements, discoveries, data, know-how, research, procedures, designs, formulas, techniques, methods, trade secrets, developments, technology, software and works of authorship, products, formulas, business methods, documentation, data, designs, flow charts, specifications, and algorithms, including any modifications, improvements or derivative works whether patentable or not, which are or have been created, made, conceived or reduced to practice by Consultant or under Consultant’s direction or jointly with others during and relating to Consultant’s engagement by TransEnterix or the business activities of TransEnterix, whether or not during normal working hours or on the premises of TransEnterix (all of which are collectively referred to in this Agreement as “Developments”). Consultant hereby agrees to assign, and does hereby assign, to TransEnterix Surgical, Inc. or any of its affiliates as directed by TransEnterix, all of Consultant’s right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications, together with all rights to sue for and collect damages by reason of past, present and future infringement of such assigned Developments, as fully and entirely as the same would have been held and enjoyed by Consultant or Consultant’s agents, representatives, or subcontractors had this Agreement not been made. Consultant agrees that these obligations are binding upon Consultant’s assigns, executors, administrators and other legal representatives. Consultant agrees that to the extent copyrightable, any such original works of authorship shall be deemed to be “works for hire” and that TransEnterix shall be deemed the author thereof under the U.S. Copyright Act, provided that in the event and to the extent such works are determined not to constitute “works for hire” as a matter of law, Consultant hereby irrevocably assigns and transfers to TransEnterix all right, title and interest in such works, including but not limited to copyrights thereof. Consultant agrees to cooperate fully with TransEnterix, both during and after any term, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments.

7.Insider Trading. TransEnterix consultants are prohibited from trading in the TransEnterix’ stock or other securities while in possession of material, non-public information about TransEnterix. In addition, Company consultants are prohibited from recommending, “tipping” or suggesting that anyone else buy or sell TransEnterix’ stock or other securities on the basis of material, nonpublic information. Violation of insider trading laws can result in severe fines and criminal penalties, as well as immediate termination of this Agreement.

8.Indemnity.
(a)Transenterix. TransEnterix shall indemnify, defend and hold Consultant harmless from all third party claims, costs, and reasonable attorneys’ fees actually incurred (“Claims”) arising out of or resulting from TransEnterix’ (i) negligence or misconduct under this Agreement, or (ii) breach of its representations and warranties, provided such Claims are not the result of (x) a material breach of this Agreement by Consultant, or (y) the negligence or willful misconduct of Consultant, or Consultant’s employees, agents, representatives, or consultants.

(b)Consultant. Consultant shall indemnify, defend and hold TransEnterix harmless from all third party Claims arising out of or resulting from Consultant’s (i) negligence or misconduct in providing the Services under this Agreement; (ii) failure to perform its obligations under this Agreement, (iii) medical or professional malpractice, and (iv) a breach of any representations, warrants or covenants in this Agreement, provided such Claims are not the result of (x) a material breach of this Agreement by TransEnterix, or (y) all or in part, the negligence or willful misconduct of TransEnterix, or TransEnterix’ employees, agents, representatives, or consultants (not including Consultant).

(c)Indemnification Procedures. The indemnified Party shall promptly notify the indemnifying Party in writing of any such suit or claim, and shall take such action as may be necessary to avoid default or other adverse consequences in connection with such claim. The indemnifying Party shall have the right to select counsel and to control the defense and settlement of such claim; provided, however, that the indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in handling the claim, and provided further, that the indemnifying Party shall not take any action in defense or settlement of the claim that would negatively impact the indemnified Party. The indemnified Party shall provide cooperation and participation of its personnel as required for the defense at the cost and expense of the indemnifying Party.

9.Representations, Warranties and Covenants.
(a)General. Consultant represents and warrants that (i) the Services will be performed in a professional manner, in accordance with industry standards and in compliance with applicable laws; (ii) Consultant has all required licenses and is in good standing in accordance with applicable state laws to provide the Services; (iii) Consultant is authorized to work in the United States as required under the Immigration Reform and Control Act (“IRCA”) of 1986; and (iv) Consultant’s execution, delivery and performance of this Agreement will not violate the terms or provisions of any other agreement, contract or other instrument, whether oral or written, to which Consultant is a party.

(b)Non-Infringement. Consultant represents and warrants that the Developments produced under this Agreement shall be the sole product of Consultant; that Consultant will not incorporate any invention, improvement, or discovery owned by Consultant or any third party into any Development without TransEnterix’ prior written permission, and that the use and disclosure of the Developments does not and will not infringe upon or violate any patent, copyright, trade secret or other property right of any third party.

(c)Compliance with Laws and Policies. Each Party represents and warrants that it will perform its obligations hereunder in compliance with all laws and regulations applicable to this Agreement, including, but not limited to, the following:

(i)laws, regulations, including safe harbor regulations, and official guidance pertaining to the federal anti-kickback law (42 United States Code (“U.S.C.”) §§ 1320a-7b, et seq. and its implementing regulations), state anti-kickback laws, and laws prohibiting the submission of false claims to governmental or private health care payors (31 U.S.C. §§ 3729, et seq. and its implementing regulations). Consultant shall be responsible for conducting training, as necessary, to assure Consultant’s employees comply with the requirements of this Section;

(ii)federal and state laws and regulations relating to the protection of individual and patient privacy. In the event that any Services provided under this Agreement involve the use or disclosure of Protected Health Information or “PHI” (as defined under the Health Insurance Portability and Accountability Act of 1996 (as codified at 42 U.S.C. § 1320d-8), as amended and any regulations promulgated thereunder;

(iii)federal, state and local laws and regulations relating to discrimination, harassment or retaliation, whether based on race, color, religion, gender, sex, age, sexual orientation, handicap and/or disability, national origin, whistleblowing or any other legally protected class; and
(iv)the U.S. Foreign Corrupt Practices Act (“FCPA”). Consultant will not make any payments or offers to pay anything of value to any government official in contravention of the FCPA.

(d)Consultant Exclusion and Debarment Lists; State Licensing. Consultant represents warrants and covenants that Consultant is not, and shall not be during the term:

(i)excluded from a federal health care program as outlined in Sections 1128 and 1156 of the Social Security Act;

(ii)debarred by the Food and Drug Administration (“FDA”) under 21 U.S.C. 335a; or
(iii)otherwise excluded from contracting with the federal government.

10.Equitable Relief. Consultant acknowledges and agrees that a breach or threatened breach by such Party of any of its obligations under Sections 5 and 6, would cause the TransEnterix irreparable harm for which monetary damages would not be an adequate and agrees that, in the event of such breach or threatened breach, TransEnterix will be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from any court, without any requirement to post a bond or other security, or to prove actual damages or that monetary damages are not an adequate remedy. Such remedies are not exclusive and are in addition to all other remedies that may be available at law, in equity or otherwise.

11. Attorneys’ Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either Party hereto against the other Party arising out of or related to this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing Party.

12.Miscellaneous.
(a)Survival. Without limiting the survival of any term or provision of this Agreement which expressly or implicitly contemplates survival beyond the termination or expiration of this Agreement, the provisions of Sections 3(e), 5, 6, 7, 8, 11, and 12 shall expressly survive the termination or expiration of this Agreement.

(b)Assignment. Consultant may not without TransEnterix’ written consent thereto assign, transfer, or convey his rights under this Agreement. This Agreement and all of TransEnterix’ rights and obligations hereunder may be assigned, delegated, or transferred by it, in whole or in part, to and shall be binding upon and inure to the benefit of any successor of TransEnterix.

(c)Notice. Any notice required hereunder shall be deemed sufficient and service thereof completed upon receipt, refusal, or nondelivery of same if same shall be in writing and hand‑delivered or addressed to the addressee at the last known post office address thereof, in the case of Consultant, or the registered office of TransEnterix, in the case of TransEnterix, and mailed certified or registered mail, with return receipt requested, postage prepaid.

(d)Severability. The provisions of this Agreement are deemed by the Parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any other provision.
(e)Waiver of Breach. The waiver by either Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

(f)Governing Law and Venue. The Parties hereto agree that without regard to principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. TransEnterix and Consultant agree that any action relating to this Agreement shall be instituted and prosecuted only in the courts of Durham County, North Carolina or the federal courts of the Middle District of North Carolina, and TransEnterix and Consultant hereby consent to the jurisdiction of such courts and waive any right or defense relating to venue and jurisdiction over the person.

(g)Entire Agreement. This Agreement sets forth the entire understanding between the Parties with respect to the subject matter discussed herein and supersedes any previous understandings or agreements, written or oral, between TransEnterix and Consultant. All prior negotiations between TransEnterix and Consultant are merged herein. This Agreement may be modified only by an agreement in writing, signed by both Parties, expressly purporting to modify this Agreement.

(h)Article Headings. The article headings are for convenience of reference only and shall not be construed as terms of this Agreement.

(i)Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement, to the extent signed and delivered by means of a facsimile machine or by other electronic transmission of a manual signature (by portable document format (pdf) or other method that enables the recipient to reproduce a copy of the manual signature), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, he Parties have executed this Agreement as of the Effective Date.

CONSULTANT:

_____________________________
Joseph P. Slattery

COMPANY:
TRANSENTERIX, INC.

By:
Name:
Title: